File Pursuant to 424(b)(3)
Registration No. 333-171716
PROSPECTUS
STEWART INFORMATION SERVICES CORPORATION
660,000 Shares
Common Stock
     From time to time, Gilardi & Co. LLC, which we refer to as the Claims Administrator, may offer and sell up to 660,000 shares of our common stock, which we refer to as the Settlement Shares, issued to the Claims Administrator in connection with the settlement of four “wage and hour” class action lawsuits filed in California state and federal courts against our subsidiary, Stewart Title of California, Inc. In connection with the terms of the settlement of the lawsuits, we issued the Settlement Shares in a private placement to the Claims Administrator on January 14, 2011.
     Our common stock is listed on the New York Stock Exchange under the symbol “STC”. On January 13, 2011, the last reported sale price of our common stock on the New York Stock Exchange was $11.62 per share.
     The Claims Administrator may offer and sell any of the Settlement Shares from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the Settlement Shares. For additional information on the possible methods of sale that may be used by the Claims Administrator, you should refer to the section entitled “Plan of Distribution” beginning on page 4 of this prospectus. We will not receive any proceeds from the sale of the Settlement Shares by the Claims Administrator. We will pay all expenses incurred in effecting the registration statement of which this prospectus constitutes a part.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” CONTAINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009, UPDATES IN PART II ITEM 1A OF OUR FORM 10-Q FILINGS AND IN OUR FUTURE FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SEE THE SECTION ENTITLED “RISK FACTORS” ON PAGE 1 OF THIS PROSPECTUS.
The date of this prospectus is January 18, 2011.

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ABOUT THIS PROSPECTUS
     You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations, and prospects may have changed since those dates. We are not making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus in any jurisdiction where the offer or sale is not permitted.
     In this prospectus, the terms “Stewart,” “we,” “our,” and “us” refer to Stewart Information Services Corporation and its subsidiaries, unless otherwise specified.
OUR COMPANY
     We are a customer-driven, technology-enabled, strategically competitive, real estate information, title insurance and transaction management company. We provide title insurance and related information services required for settlement by the real estate and mortgage industries throughout the United States and in international markets. We also provide post-closing lender services, automated county clerk land records, property ownership mapping, geographic information systems, property information reports, flood certificates, document preparation, background checks and expertise in tax-deferred exchanges.
     Our international division delivers products and services protecting and promoting private land ownership worldwide. Currently, our primary international operations are in Canada, the United Kingdom, Central Europe, Mexico, Central America and Australia.
     Our two main operating segments of business are title insurance-related services and real estate information. The segments significantly influence business to each other due to the nature of their operations and common customers.
     We are a Delaware corporation formed in 1970. We and our predecessors have been engaged in the title business since 1893. Our principal executive offices are located at 1980 Post Oak Blvd., Houston, Texas 77056. Our telephone number at that address is (713) 625-8100. Our website is www.stewart.com. Other than as described in “Where You Can Find More Information” below, the information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. Our web site address is included as an inactive textual reference only.
RISK FACTORS
     Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by our subsequently filed Quarterly Reports on Form 10-Q, as the same may be updated from time to time by our future filings with the SEC, as well as the other information in this prospectus and the documents incorporated by reference herein or therein. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS
     This prospectus and each prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1993, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus or any prospectus supplement are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.
     Actual results or events could differ materially from the forward-looking statements we make. Among the factors that could cause actual results to differ materially are the severity and duration of current financial and economic conditions; continued weakness or further adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, and availability of mortgage financing; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems; the impact of unanticipated title losses on the need to further strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; the impact of our increased diligence and inspections in our agency operations; changes to the participants in the secondary mortgage market and the rate of refinancings that affect the demand for title insurance products; regulatory non-compliance, fraud or defalcations by our title insurance agents or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; the continued realization of expected expense savings resulting from our expense reduction steps taken since 2008; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; and our ability to respond to the actions of our competitors. Other factors are discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Reports on Form 10-Q filed with the SEC. We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected, or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement, or the documents we incorporate by reference in this prospectus or any prospectus supplement as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement, or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS
     The Settlement Shares are being issued as part of the settlement of four “wage and hour” class action lawsuits filed in California state and federal courts against our subsidiary, Stewart Title of California, Inc. Accordingly, we will not receive any cash proceeds from the issuance of these Settlement Shares but will eliminate an actual or potential liability.
SELLING STOCKHOLDER
     On October 27, 2010, the courts approved a settlement agreement, or the Settlement Agreement, with the plaintiffs in four “wage and hour” class action lawsuits filed in California state and federal courts against our subsidiary, Stewart Title of California, Inc. Pursuant to the Settlement Agreement, we agreed to issue up to an aggregate of 660,000 shares of our common stock to the Claims Administrator. Pursuant to the terms of the Settlement Agreement, we issued the Settlement Shares to the Claims Administrator in a private placement on January 14, 2011.
     In order to fulfill our obligations under the terms of the Settlement Agreement relating to issuance of the Settlement Shares, we filed a Registration Statement on Form S-3, of which this prospectus constitutes a part, in order to permit the Claims Administrator, as the selling stockholder, to resell to the public any or all of the Settlement Shares. When we refer to the Claims Administrator in this prospectus, we mean Gilardi & Co. LLC, as well as its transferees, pledgees or donees or its respective successors.
     The following table, to our knowledge, sets forth the information regarding the beneficial ownership of our common stock by the Claims Administrator as of December 31, 2010 and the number of shares being offered hereby by the Claims Administrator. The information is based in part on information provided by or on behalf of the Claims Administrator. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act and includes voting or investment power with respect to shares, as well as any shares as to which the Claims Administrator has the right to acquire beneficial ownership within sixty (60) days after December 31, 2010 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. The shares in the table below represent all of the Settlement Shares we intend to distribute to the Claims Administrator on the day of the effectiveness of the registration statement of which this prospectus is a part as obligated under the terms of the Settlement Agreement. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the Claims Administrator. We will not receive any of the proceeds from the sale of our common stock by the Claims Administrator but will eliminate an actual or potential liability.

	Shares Beneficially			Shares Beneficially
	Owned Before Offering (1)		Shares Offered	Owned After Offering
Name of Selling Stockholder	Number	Percent	Hereby	Number	Percent
Gilardi & Co. LLC	660,000	3.5%	660,000	0	0%

(1)	The percentage of shares beneficially owned prior to the offering is based on 18,375,058 shares of our common stock, consisting of 17,325,046 shares of common stock and 1,050,012 shares of Class B Common Stock, outstanding as of December 31, 2010.

PLAN OF DISTRIBUTION
     The common stock to be offered and sold using this prospectus are being registered to permit public secondary trading of such common stock by the Claims Administrator from time to time after the date of this prospectus. The shares are being issued as part of the settlement of four “wage and hour” class action lawsuits filed in California state and federal courts against our subsidiary, Stewart Title of California, Inc. These lawsuits generally claimed, among other things, that (i) the plaintiffs were misclassified as exempt employees and were not paid overtime, (ii) the overtime payments made to non-exempt employees were miscalculated and (iii) the plaintiffs worked overtime hours but were not paid. The plaintiffs sought compensatory damages, statutory compensation, penalties and restitution, exemplary and punitive damages, declaratory relief, interest and attorneys fees. A settlement agreement with respect to the “wage and hour” class action lawsuits was approved by the courts on October 27, 2010.
     As part of the Settlement Agreement, we will issue the Settlement Shares to the Claims Administrator. The Settlement Shares may be sold from time to time to purchasers directly by the Claims Administrator and its successors, which includes their transferees, pledgees or donees or their successors, or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Claims Administrator on the purchasers of the Settlement Shares. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved. The proceeds from the sale of the Settlement Shares by the Claims Administrator will be distributed to the plaintiffs in the above referenced “wage and hour” class action lawsuits and used to cover costs, expenses and legal fees associated with the class action lawsuits. We will not receive any of the proceeds from the sale of the Settlement Shares by the Claims Administrator.
     The Claims Administrator and any underwriters, broker-dealers or agents who participate in the distribution of the common stock may be “underwriters” within the meaning of the Securities Act. The Claims Administrator has not represented to us that it is a broker-dealer or an affiliate of a broker-dealer. If the Claims Administrator is deemed to be an underwriter, such Claims Administrator may be subject to certain statutory liabilities of the Securities Act and the Exchange Act.
     We will pay all expenses of the registration of the Settlement Shares pursuant to the Settlement Agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that if the common stock is sold through underwriters, broker dealers or agents, the Claims Administrator will be responsible for underwriting discounts or commissions or agent’s commissions.

DESCRIPTION OF CAPITAL STOCK
     In addition to the summary of our capital stock that follows, we encourage you to review our Amended and Restated Certificate of Incorporation, as amended, or the Restated Certificate of Incorporation, and our By-laws, copies of which are included, or incorporated by reference, as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2009, or our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.
General
     We have three classes of capital stock authorized:
•	50,000,000 shares of common stock, $1.00 par value, of which 17,801,273 shares were issued and 17,325,046 shares were outstanding at December 31, 2010;

•	1,500,000 shares of Class B common stock, $1.00 par value, of which 1,050,012 shares were issued and outstanding at December 31, 2010; and

•	1,000,000 shares of preferred stock, $0.001 par value, none of which were issued and outstanding at December 31, 2010.
Common Stock
     The shares of common stock and Class B common stock outstanding are, and the shares of common stock being offered pursuant to this prospectus when issued and paid for will be, fully paid and nonassessable. Unless otherwise noted below, the rights, qualifications and limitations of the common stock and the Class B common stock are the same.
Preemptive Rights
     The holders of the common stock and Class B common stock do not have preemptive or other rights to subscribe for additional shares of our capital stock or any security convertible into such shares.
Dividend Rights and Restrictions
     The holders of the common stock and the Class B common stock are entitled to share equally, share for share, in all dividends declared by our Board of Directors, except that no cash dividends may be declared or paid on the Class B common stock. Stock dividends, if any, must be paid on each class of stock equally in shares of the particular class. Dividends in property other than cash or stock of Stewart must be paid on each class of stock equally. The amount of dividends payable to us by our wholly owned subsidiary, Stewart Title Guaranty Company, which is the principal source from which we pay dividends to our stockholders, is restricted under Texas insurance law. For additional information, see the risk factor titled “We rely on dividends from our insurance underwriting subsidiaries” in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated herein by reference.
Liquidation Rights
     In the event of liquidation and dissolution of Stewart, the holders of the common stock and the Class B common stock are entitled to share ratably in the distribution of all assets of Stewart remaining after the payment of debts and expenses.

Voting Rights
     Each holder of common stock or Class B common stock is entitled to one vote for each share of stock on all matters voted on by our stockholders, except that as long as 600,000 or more shares of Class B common stock are issued and outstanding, at each election of directors the common stock and the Class B common stock are voted as separate classes. In the election of directors on which holders of common stock may vote, the holders of common stock have cumulative voting rights. The holders of the Class B common stock do not have cumulative voting rights. On all other matters, the common stock and the Class B common stock are voted as a single class.
     So long as 1,050,000 or more shares of Class B common stock are outstanding, the holders of the common stock are entitled to elect five of the nine directors of Stewart and the holders of the Class B common stock are entitled to elect the remaining four of the nine directors. In the event that the number of issued and outstanding shares of Class B common stock is less than 1,050,000 but more than 600,000, the number of directors to be so elected by the holders of the common stock will be six and the number to be elected by the holders of the Class B common stock will be three. In the event that the number of issued and outstanding shares of Class B common stock falls below 600,000, the common stock and the Class B common stock will be voted as a single class on all matters, including the election of directors, and the holders of each class of stock will have cumulative voting rights.
     Any change in our Restated Certificate of Incorporation that affects the common stock and the Class B common stock unequally requires the affirmative vote of at least a majority of the outstanding shares of each class, voting as a class.
Conversion and Restrictions on Transfer of Class B Common Stock
     Each share of Class B common stock is convertible, at any time, into one share of common stock. In the event of any transfer, upon death or otherwise, of any share of Class B common stock to any person or entity other than a “qualified holder,” such share of Class B common stock shall automatically be converted into a share of common stock. A qualified holder is defined in our Restated Certificate of Incorporation as (1) a lineal descendant of William H. Stewart (a common ancestor of Malcolm Morris and Stewart Morris), (2) a spouse of any such descendant or (3) a personal representative, trustee or custodian for the benefit of any such spouse or descendant. A partnership shall be deemed to be a qualified holder if each of its partners is a qualified holder; a corporation shall be deemed to be a qualified holder if each holder of its capital stock is a qualified holder; and a trust shall be deemed to be a qualified holder if each beneficiary is a qualified holder.
     The holders of the Class B common stock have entered into an agreement intended to maintain an equal ownership of shares of common stock and Class B common stock by Malcolm Morris and Matthew W. Morris, on the one hand, and by Stewart Morris and Stewart Morris, Jr., on the other. This agreement also provides for rights of first refusal with respect to the Class B common stock among themselves in the event of death, a voluntary or involuntary disposition of the shares of Class B common stock and upon certain other specified conditions.
Preferred Stock
     The Board of Directors is authorized to establish, from the authorized shares of preferred stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Each such class or series of preferred stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations, or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of Stewart (by means of a merger, tender offer, proxy contest or otherwise). The issuance of preferred stock to persons friendly to the Board of Directors could also make it more difficult to remove incumbent directors or management from office even if such a change would be favorable to our stockholders generally.
Anti-Takeover Provisions
     Certain provisions in our Restated Certificate of Incorporation and By-laws may make it less likely that our management would be changed or that someone would acquire voting control of Stewart without the consent of our Board of Directors. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or other takeover proposals that might allow stockholders to receive premiums over the market price of their common stock.
Class B Common Stock
     Pursuant to our by-laws, six of the nine members of the Board of Directors constitute a quorum, and the vote of six directors is required to constitute an act by the Board of Directors. Accordingly, the affirmative vote of at least one of the directors elected by the holders of the Class B common stock is required for any action to be taken by the Board of Directors. The foregoing provision of our By-laws may not be amended or repealed without the affirmative vote of at least a majority of the outstanding shares of each class of our capital stock, voting as a separate class.
     The voting rights of the holders of the Class B common stock may have the effect of rendering more difficult or discouraging unsolicited tender offers, merger proposals, proxy contests or other takeover proposals to acquire control of Stewart. To the extent that such voting rights have such effect, the assumption of control by a holder of a large block of common stock and the removal of incumbent management of Stewart may be more difficult. Furthermore, such voting rights could make the accomplishment of a business combination transaction involving Stewart more difficult even if such transaction was favorable to the interests of a majority of our stockholders. Thus, the holders of the Class B common stock may possess a veto power over such business combination transactions regardless of whether such transactions might be desired by or be beneficial to a majority of our stockholders and thereby assist existing management in retaining their present positions with Stewart.
Issuance of Preferred Stock
     As discussed above, the Board of Directors could use, under certain circumstances, the preferred stock as a method of discouraging, delaying or preventing a change of control of Stewart (by means of a merger, tender offer, proxy contest or otherwise).
Advance Notice Requirements for Director Nominations
     Our stockholders may nominate candidates for our Board of Directors; however, a stockholder must follow the advance notice procedures described in our By-laws. In general, a stockholder must submit a written notice of the nomination to our Corporate Secretary at no later than the 15th day of February next preceding the annual meeting of stockholders.
Directors’ Ability to Amend By-laws
     Our Board of Directors may adopt, amend or repeal our By-laws, subject to limitations under Delaware law.
Additional Authorized Shares of Common Stock
     Additional shares of authorized common stock available for issuance under our Restated Certificate of Incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control of Stewart.
Special Meeting of Stockholders
     The By-laws provide that special meetings of stockholders may be called only by our President or our Board of Directors. Such provisions, together with the other anti-takeover provisions described in this section, also could have the effect of discouraging a third party from initiating a proxy contest, making a tender or exchange offer or otherwise attempting to obtain control of Stewart.
Delaware Anti-Takeover Law
     Under Section 203 of the Delaware General Corporation Law, certain “business combinations” between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (1) the corporation has elected in its certificate of incorporation or by-laws not to be governed by the Delaware anti-takeover law (Stewart has not made such an election), (2) either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before the stockholder became an interested stockholder, (3) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee stock plans in which the employees do not have a right to determine confidentially whether to tender or vote stock held by the plan), or (4) the business combination was approved by the board of directors of the corporation and ratified by 66 2/3% of the voting stock which the interested stockholder did not own.
     The three-year prohibition does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors.
     The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporations or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as a stockholder who becomes the beneficial owner of 15% or more of a Delaware corporation’s voting stock. Section 203 could have the effect of delaying, deferring or preventing a change in control of Stewart.
Transfer Agent
     The Transfer Agent and Registrar for the common stock is BNY Mellon Shareowner Services, and its address is 480 Washington Blvd., Jersey City, NJ 07310.

LEGAL MATTERS
     The validity of the securities offered hereby will be passed upon for us by Locke Lord Bissell & Liddell LLP, Houston, Texas.
EXPERTS
     The consolidated balance sheets of Stewart Information Services Corporation and its subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of earnings, retained earnings and comprehensive earnings, and cash flows for each of the years in the three-year period ended December 31, 2009, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2009, have been audited by KPMG, independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. The audit report covering the December 31, 2009 financial statements refers to a change in accounting in 2009 due to the adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, and in 2008 due to the adoption of FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.
     We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:
•	Annual Report on Form 10-K for the year ended December 31, 2009.

•	Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010; June 30, 2010 and September 30, 2010.

•	Current Reports on Form 8-K filed with the SEC on May 5, 2010 and January 4, 2011.

•	All documents filed by us in the future under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until all of the securities registered under this prospectus or any accompanying prospectus supplement is sold, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules.
     You may request a copy of these filings at no cost, by writing or telephoning us as follows:
Stewart Information Services Corporation
Attention: Corporate Secretary
1980 Post Oak Blvd.
Houston, Texas 77056
(713) 625-8100
     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Exchange Act. Through our website at www.stewart.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.
     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the common stock offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement in any manner noted above.